Exhibit 99.1

    NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
March 12, 2015	Kristina Waugh, 318.340.5627
Kristina.r.waugh@centurylink.com

CENTURYLINK ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR NOTES

MONROE, La. . . . CenturyLink, Inc. (NYSE: CTL) announced today that it has agreed to sell $500 million of newly-issued unsecured ten-year senior notes pursuant to the private offering announced earlier today. The senior notes due 2025 were priced at par with a coupon rate of 5.625%. The offering of the notes is expected to close on March 19, 2015, subject to the satisfaction of customary closing conditions.

CenturyLink plans to use these net proceeds to repay a portion of the indebtedness outstanding under its revolving credit facility, a portion of which CenturyLink incurred to repay its senior notes that matured in mid-February 2015.

The senior notes will be offered and sold within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons under Regulation S of the Securities Act. The senior notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the senior notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLink® Prism™ TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements

This press release includes certain forward-looking statements that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to CenturyLink’s failure to satisfy the conditions to the initial purchasers’ obligation to consummate the offering; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in CenturyLink’s credit ratings; changes in CenturyLink’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in CenturyLink’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. CenturyLink undertakes no obligation to update any of its forward-looking statements for any reason.